Exhibit 23.1
                                                                    ------------

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
W. R. Berkley Corporation

We consent to the use of our reports dated February 14, 2002, incorporated by reference in the Registration Statement on Form S-8 (No. 33-88640). Our reports refer to a change in the method of accounting for insurance-related assessments in 1999.


/s/ KPMG LLP

New York, New York
April 29, 2002